                                                                    Exhibit 99.1


                          [LETTERHEAD OF SUPPORT.COM]


FOR IMMEDIATE RELEASE
---------------------

               SUPPORT.COM ANNOUNCES RECORD FIRST QUARTER RESULTS

 .  Revenues increased 360% year-over-year, meeting increased January guidance

 .  Net Loss per share of $0.17, beats consensus estimates by $0.03

 .  Introduced Resolution Suite version 5.0 -- focused on optimizing customer ROI

 .  Channel and international performance -- key contributors for revenue growth

Redwood City, California, April 18, 2001 - Support.com, Inc. (Nasdaq: SPRT), the leading provider of support infrastructure software for digital businesses, today announced financial results for its first quarter ended March 31, 2001.

For the first quarter, the Company reported total revenues of $8.6 million, an increase of 360% from $1.9 million reported in the comparable year-ago period and an increase of 9% from $7.9 million reported in the fourth quarter 2000. Support.com licenses its software primarily through term license agreements. Revenue is recognized monthly over the life of the contract, which is typically 36 months. This creates an order backlog that has ranged between six and ten times the quarterly reported revenues, adding predictability and visibility into
future performance   License revenue represented 75% of total revenues in the
first quarter, with the remaining 25% of total revenue coming from services. License revenue was $6.5 million, which represents growth of 391% over first quarter 2000 and 8% over fourth quarter 2000. Service revenue was $2.1 million, which represents growth of 284% over first quarter 2000 and 14% over fourth quarter 2000. Our services team reached profitability in the quarter, a milestone that was ahead of expectations.

Net loss and net loss per share, excluding certain non-cash charges, were $5.2 million and $0.17 per share, respectively, for the quarter ended March 31, 2001, compared to net loss of $5.5 million and $0.23 per share in the same period of 2000. The Company continued to reduce its operating losses as it moves forward on its path to profitability. The Company reported first quarter cash, cash equivalents and short-term investment balances of $45.1 million compared to $51.5 million at year-end. Deferred revenue was $12.2 million at March 31, 2001 compared to $12.1 million at year-end.

"We are pleased with our performance this past quarter in the face of the challenging economic environment," said Radha Basu, Chairman and Chief Executive Officer of Support.com. "We see our customers and partners embracing a back-to-business basics approach, seeking ways to reduce costs and enhance efficiencies. Our laser focus on delivering ROI to our customers has led us to meet our increased guidance for this quarter. We continued to execute on our five key corporate initiatives with emphasis on prudent spending to deliver bottom-line results."

Recent Highlights

The Company's performance highlights during the first quarter include:

 .  Added more than 15 new customers, bringing total number to over 105.
   -------------------------------------------------------------------
   Representative customer wins include Sprint and CSC in the United States, BT (British Telecom) and Belgacom in Europe, the China American Petroleum Company and ITRI in Asia, as well as repeat orders from Schlumberger and Delta Air Lines.

 .  Appointed new Senior Vice President of Worldwide Sales.  David Duckwitz
   -------------------------------------------------------
   joined the Support.com team as the Senior Vice President of Worldwide Sales to oversee global sales and strategic alliances. David was recently a senior vice president of worldwide sales at Computer Associates and brings a history of sales success to his new position.

 .  Introduced Resolution Suite version 5.0, the newest generation of our
   ---------------------------------------------------------------------
   eSupport infrastructure software.  New Scorecard(TM) technology, included in
   --------------------------------
   the suite, provides the support organization with key metrics to assist management in determining how to allocate resources to optimize ROI. The software's new SmartResult(TM) System automatically links our patented SmartIssue(TM) technology with an integrated, transactional search capability to precisely target the right solution to a user problem. And, the Resolution Suite's new Integration Toolkit provides for ease of integration with the branded corporate portals deployed by many of our customers.

 .  Expanded global sell-through via indirect channels.  The Company continued to
   --------------------------------------------------
   execute on its goal of expanding its sales channels through distribution alliances with outsourcers, systems integrators and resellers. Sell-through via these channel partners, including CSC and Compucom, represented 28% of license revenues and contributed to several new customer wins during the quarter.

 .  Expanded strategic technology partnerships. The Company announced a strategic
   -------------------------------------------
   license agreement with Contrado and for the first time ever, Support.com has licensed its patented DNA technology via an OEM relationship. Support.com's DNA technology will provide a platform for Contrado's product offering, delivering increased capabilities and strengthening the links across the Software Supply Chain.

 .  Extended international sales reach.  The Company appointed a Vice President
   ----------------------------------
   of international sales and announced the opening of its office in Japan, the first customer in Australia, and the first customer of our Chinese language product, China American Petroleum Company.

Guidance

Based on its strong fourth quarter results and its business model, Support.com raised near and longer-term profitability targets in January 2001. Despite an uncertain economic environment and its effect on orders, at this time, the Company is comfortable with meeting the broadened consensus revenue estimates of $9.1 to $10.2 million for second quarter 2001 and $40.5 to $45.1 million for the full year 2001. Based on these revenues, the Company provided guidance for loss per share, excluding certain non-cash charges, of $0.17 to $0.18 for second quarter 2001. Basu stated, "Having met the raised guidance for the first quarter, we are cautiously optimistic about achieving the bottom-line estimates for the remainder of the year."

Support.com will be hosting an earnings release conference call today at 5:00 p.m. (EST). Interested parties may participate in a listen-only mode via a real-time web cast by visiting the Company web site (www.support.com). A replay of the call will be available for thirty days on the Web site for those unable to listen today.

About Support.com

Support.com (Nasdaq: SPRT) is the leading provider of support infrastructure software essential for digital business. Corporate enterprises and service providers select Support.com because its unique software platform allows businesses to automate and personalize the support they provide to their customers, partners and employees, helping them reduce costs, improve employee efficiency and drive ROI. Fortune 1000 companies using Support.com's software include corporate enterprises like GE, Cisco Systems, Delta Air Lines, and Bear Stearns, plus OEMs and service providers like IBM, Sony, CSC and Excite@Home. A recognized technology leader, Support.com has received four patents for its technologies, which include DNA Probe(TM) and SmartIssue(TM). Support.com's headquarters are in Redwood City, California, with offices worldwide. For more information about Support.com, please visit the Company's Web site at www.support.com.

This press release contains forward-looking statements including statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future results and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. In particular, the statements related to the continued expansion of the Company's sales channel and global reach, the benefits of the mentioned products and the financial guidance are subject to a number of risks and uncertainties including but not limited to the Company's limited operating history, competition from other vendors, lack of market acceptance of new products, continued acceptance of term deals, lack of renewals of term deals, ability to attract and retain qualified employees, activities by Support.com and others regarding protection of intellectual rights, and economic downturns in either domestic or foreign markets and other technical and business challenges which could limit the Company's ability to successfully market its products, as well as other risks detailed from time to time in our SEC reports, including those described in the section "Management's Discussion and Analysis of Financial Condition and Results of Operations - Other Factors Affecting our Business and Operating Results" in our Annual Report on Form 10-K. Statements included in this release are based upon information known to Support.com as of the date of this release, and Support.com assumes no obligation to update information contained in this press release.

Support.com, Scorecard, SmartResult, and SmartIssue are trademarks of Support.com, Inc. in the U.S. and other countries. All other trademarks belong to their respective owners.

For Investor and Media Relations Inquiries:
Sonali Sen                                  Mary Demyan
Director, Investor Relations                PR Manager
650/556-8539                                650/556-8531
IR@Support.com                              maryd@support.com
--------------

                                  #    #    #

                               SUPPORT.COM, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
  Excluding Amortization of Purchased Technology, Deferred Stock Compensation, Write-Down of Investment and Accretion on Redeemable Convertible Preferred Stock
              (in thousands, except per share amounts; unaudited)



                                                                    Three Months Ended
                                                                         March 31,
                                                               -----------------------------
                                                                       2000            2001
                                                                    -------         -------

Revenues:
 License fees......................................                 $ 1,322         $ 6,494
 Services..........................................                     550           2,110
                                                                    -------         -------
  Total revenues...................................                   1,872           8,604

Costs and expenses:
 Cost of license fees..............................                      36             230
 Cost of services..................................                     882           1,848
 Research and development..........................                   1,647           3,439
 Sales and marketing...............................                   4,114           7,400
   General and administrative......................                     751           1,505
                                                                    -------         -------
  Total costs and expenses.........................                   7,430          14,422

Loss from operations...............................                  (5,558)         (5,818)

Interest income (expense) and
 other income, net.................................                      60             638
                                                                    -------         -------
                                                                    $(5,498)        $(5,180)
Net Loss...........................................                 -------         -------


Net loss per share.................................                 $ (0.23)        $ (0.17)
                                                                    -------         -------

Weighted average shares used in
   share calculation...............................                  23,998           30,438
                                                                    -------          -------



--------------------------------------------------------------------------------
The above pro forma amounts for the quarter ended March 31, 2000 and 2001 have been adjusted to eliminate the amortization of purchased intangibles and deferred stock-based compensation, a deemed preferred stock dividend and a write-down of $700,000 associated with the Company's investment in PG&E commercial paper.

Additionally, included in the weighted average shares used in share calculation for the three months ended March 31, 2000 is the pro forma effect of the automatic conversion of the Company's convertible preferred stock into shares of common stock, effective upon the closing of the Company's initial public offering, as if such conversion occurred at the beginning of the period.

                               SUPPORT.COM, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except per share amounts; unaudited)



                                                                    Three Months Ended
                                                                        March 31,
                                                               ----------------------------
                                                                       2000           2001
                                                                    -------        -------
Revenues:
 License fees......................................                 $ 1,322        $ 6,494
 Services..........................................                     550          2,110
                                                                    -------        -------
  Total revenues...................................                   1,872          8,604

Costs and expenses:
 Cost of license fees..............................                      36            230
 Cost of services..................................                     882          1,848
 Amortization of purchased technology..............                      --            850
 Research and development..........................                   1,647          3,439
 Sales and marketing...............................                   4,114          7,400
 General and administrative........................                     751          1,505
 Amortization of deferred stock compensation.......                   3,715          1,454
                                                                    -------        -------
  Total costs and expenses.........................                  11,145         16,726

Loss from operations...............................                  (9,273)        (8,122)

Interest income (expense) and other, net...........                      60            (62)
                                                                    -------        -------

Net Loss...........................................                  (9,213)        (8,184)

Accretion on redeemable convertible
 referred stock....................................                    (402)            --
                                                                     -------        -------

Net loss attributable to common shareholders.......                 $(9,615)       $(8,184)
                                                                    -------        -------

Basic and diluted net loss per share...............                  $(1.14)        $(0.27)
                                                                    -------        -------

Shares used in computing basic and
      diluted net loss per share...................                   8,442          30,438
                                                                    -------         -------



                               SUPPORT.COM, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)





                                                                             December 31,         March 31,
                                                                                 2000                2001
                                                                                 ----                ----
Assets
Current assets:
 Cash, cash equivalents and short term investments.......                      $ 51,513            $ 45,146
 Accounts receivable, net................................                         7,872               9,667
 Other current assets....................................                         3,255               3,632
                                                                               --------            --------
  Total current assets...................................                        62,640              58,445
Property and equipment, net..............................                         2,420               2,680
Other assets.............................................                         5,512               4,388
                                                                               --------            --------
Total assets.............................................                      $ 70,572            $ 65,513
                                                                               ========            ========

Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable and accrued compensation...............                      $  3,207            $  5,351
 Other accrued liabilities...............................                         5,094               4,164
 Capital lease obligations, current portion..............                           620                 620
 Deferred revenue........................................                        12,107              12,187
                                                                               --------            --------
  Total current liabilities..............................                        21,028              22,322
Capital lease obligations, net of current portion........                         1,221               1,070
Other long term liabilities..............................                         2,164               1,608

Stockholders' equity:
   Common stock..........................................                             3                   3
 Additional paid-in capital..............................                       108,558             109,798
 Notes receivable from stockholders......................                        (2,051)             (1,951)
 Deferred stock compensation.............................                        (7,219)             (6,075)
 Other stockholder's equity..............................                            --                  54
 Accumulated deficit.....................................                       (53,132)            (61,316)
                                                                               --------            --------
  Stockholders' equity...................................                        46,159              40,513
                                                                               --------            --------
Total liabilities and stockholders' equity...............                      $ 70,572            $ 65,513
                                                                               ========            ========